Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-231893) and related Prospectus of Unity Biotechnology, Inc.,
(2)	Registration Statement (Form S-8 No. 333-224726) pertaining to the 2013 Equity Incentive Plan, the 2018 Incentive Award Plan and, 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(3)	Registration Statement (Form S-8 No. 333-230086) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(4)	Registration Statement (Form S-8 No. 333- 237088) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc.,
(5)	Registration Statement (Form S-8 No. 333-237474) pertaining to the 2020 Employment Inducement Incentive Plan of Unity Biotechnology, Inc., and
(6)	Registration Statement (Form S-8 No. 333- 250926) pertaining to the 2020 Employment Inducement Incentive Award Plan, as amended of Unity Biotechnology, Inc.;

of our report dated March 23, 2021, with respect to the financial statements of Unity Biotechnology, Inc. included in this Annual Report (Form 10-K) of Unity Biotechnology, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California

March 23, 2021